As filed with the Securities and Exchange Commission on August 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Quad/Graphics, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1152983 (I.R.S. Employer Identification No.)

N63 W23075 Highway 74 Sussex, Wisconsin (Address of principal executive offices)	53089-2827 (Zip Code)

Quad/Graphics, Inc. 1999 Nonqualified Stock Option Plan
Quad/Graphics, Inc. 1990 Stock Option Plan

(Full title of the plans)

Andrew R. Schiesl

Vice President, General Counsel and Secretary

Quad/Graphics, Inc.

N63 W23075 Highway 74

Sussex, Wisconsin 53089-2827

(414) 566-2017

(Name, address and telephone number, including
area code, of agent for service)

Copy to: Russell E. Ryba Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 297-5668

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.025 per share	3,818,089 shares	$43.025	$164,273,279.23	$11,713

(1)                Consists of the aggregate number of shares that may be sold upon the exercise of options that have been previously granted under the Quad/Graphics, Inc. 1990 Stock Option Plan and the Quad/Graphics, Inc. 1999 Nonqualified Stock Option Plan.  In addition, pursuant to Rule 416 under the Securities Act of 1933, in the event of a stock split, stock dividend, or similar transaction involving the Class A Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares.

(2)                Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on August 12, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents previously filed with the Commission by Quad/Graphics, Inc. (hereinafter referred to as the “Company” or the “Registrant”) are hereby incorporated herein by reference:

(a)                                  The Company’s prospectus filed as a part of the Company’s Registration Statement on Form S-4, as amended (Reg. No. 333-165259) on May 26, 2010 (which was declared effective on May 27, 2010), which includes audited financial statements of the Company for the year ended December 31, 2009, unaudited financial statements of the Company for the three months ended March 31, 2010 and a description of the Company’s class A common stock, par value $0.025 per share (the “Class A Common Stock”).

(b)                                 The Company’s Current Report on Form 8-K dated July 2, 2010 and filed with the Commission on July 9, 2010.

(c)                                  The Company’s Current Report on Form 8-K dated August 5, 2010 and filed with the Commission on August 11, 2010, but only as it relates to the disclosures under Item 2.05 thereof and the corresponding exhibit (99.2).

(d)                                 The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which was filed with the Commission on August 13, 2010.

(e)                                  The description of the Class A Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-34806) filed with the Commission on July 1, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

The validity of the Class A Common Stock offered by this Registration Statement will be passed upon for the Company by Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.  William J. Abraham, Jr., a partner in Foley & Lardner LLP, is a director of the Company.  As of July 30, 2010, Mr. Abraham did not own any shares of stock of the Company but had options to purchase 22,500 shares of Class A Common Stock.

Item 6.           Indemnification of Directors and Officers.

Pursuant to the Wisconsin Business Corporation Law and the Bylaws of the Registrant, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the officer or director is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf of the Registrant or its shareholders for certain breaches or failures to perform any duty resulting solely from their status as directors or officers except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

Expenses for the defense of any action for which indemnification may be available are required to be advanced by the Registrant under certain circumstances.

The indemnification provided by the Wisconsin Business Corporation Law and the Registrant’s Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

The Registrant also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Registrant’s former, current or future directors or officers.

Item 7.           Exemption from Registration Claimed.

Not Applicable.

Item 8.           Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

Item 9.           Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Sussex, State of Wisconsin, on August 18, 2010.

QUAD/GRAPHICS, INC.

By:	/s/J. Joel Quadracci
J. Joel Quadracci
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Joel Quadracci	Chairman, President and Chief Executive Officer	August 18, 2010
J. Joel Quadracci	(Principal Executive Officer)

/s/ John C. Fowler	Executive Vice President and Chief Financial Officer	August 18, 2010
John C. Fowler	(Principal Financial Officer)

/s/ David J. Honan	Vice President and Corporate Controller	August 18, 2010
David J. Honan	(Principal Accounting Officer)

Betty E. Quadracci*	Director	August 18, 2010
William J. Abraham, Jr.*	Director	August 18, 2010
Mark A. Angelson*	Director	August 18, 2010
Douglas P. Buth*	Director	August 18, 2010
Christopher B. Harned*	Director	August 18, 2010
Thomas O. Ryder*	Director	August 18, 2010
John S. Shiely*	Director	August 18, 2010

*By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Attorney-in-Fact

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EXHIBIT INDEX

Form S-8 Registration Statement for
Quad/Graphics, Inc. 1999 Nonqualified Stock Option Plan
Quad/Graphics, Inc. 1990 Stock Option Plan

Exhibit Number	Document Description

(4.1)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-165259)).

(4.2)	Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated July 2, 2010).

(4.3)	Quad/Graphics, Inc. 1999 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-165259)).

(4.4)	Form of Stock Option Agreement under the 1999 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-165259)).

(4.5)

Form of Director Stock Option Agreement under the 1999 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-165259)).

(4.6)	Quad/Graphics, Inc. 1990 Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-165259)).

(4.7)	Form of 2005 Amendment to Stock Option Agreements (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-165259)).

(4.8)	Form of 2008 Amendment to Stock Option Agreements (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-165259)).

(4.9)	Dividend/Discount Deferred Compensation Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-165259)).

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Deloitte & Touche LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto).

(24)	Power of Attorney.

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